Exhibit 5.1

KAYE SCHOLER LLP

425 Park Avenue
New York, New York 10022-3598
212 836-8000
Fax 212 836-8689
www.kayescholer.com

June 24, 2010

Emergency Medical Services Corporation

6200 S. Syracuse Way

Greenwood Village, CO  80111

Re:	Emergency Medical Services Corporation
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-148955)

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (the “S-8 Amendment” ), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,000,000 shares of class A common stock, par value $0.01 per share (the “Shares” ), of Emergency Medical Services Corporation, a Delaware corporation (the “Company” ), to be issued pursuant to the Company’s Second Amended and Restated Long-Term Incentive Plan (the  “Second Amended and Restated LTIP”) to “Eligible Employees,” or upon the exercise of “Options” granted to Eligible Employees pursuant to the Second Amended and Restated LTIP, as such terms are defined in the Second Amended and Restated LTIP.

We have acted as counsel for the Company in connection with the S-8 Amendment and the Second Amended and Restated LTIP.  In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

Based on and subject to the foregoing, it is our opinion that, when issued and sold in accordance with the terms of the Second Amended and Restated LTIP or upon the exercise of Options granted pursuant to the Second Amended and Restated LTIP, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the S-8 Amendment.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kaye Scholer LLP